Exhibit 11.16

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT ("Agreement") is made as of October 5, 2004 between CARE CONCEPTS I, INC. (the "Company"), and OAK STREET VENTURES, INC., a Florida corporation (the "Consultant").

         WHEREAS, the Company is developing its presence as a media holding company; and

         WHEREAS, Consultant is experienced in all aspects of Business Consulting, including but not limited to planning, implementation, employment issues, and finance; and

         WHEREAS, the Company and the Consultant wish to establish a business relationship defining Consultant's status with the Company as an independent consultant;

         THEREFORE, in consideration of the premises and covenants herein set forth, it is agreed as follows:

         1. Engagement. Company hereby engages Consultant as an independent consultant on the terms and conditions set forth herein.

         1.1 Consultant will consult with the Company at its request in the areas of his expertise at mutually acceptable times and places.

         2. Term of Engagement. Subject to the provisions set forth herein, the term of Consultant's engagement hereunder shall continue for one (1) year. The Company may terminate the Agreement at any time prior to its three-year duration by tendering to Consultant a Notice of Termination. However, the shares of common stock paid by Company to Consultant under this Agreement are fully vested in Consultant at the signing of this Agreement.


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         3. Duties. Such consultation shall be scheduled to perform said duties at mutually agreed upon times. Such consultation shall not require Consultant to travel outside of Florida unless agreed upon by Consultant.

         4. Compensation. For all services Consultant may render to the Company during the term of this Agreement and in consideration of this agreement to consult with the Company, Consultant shall receive the following compensation:

                  4.1 Compensation:

                           (i) Consultant shall be issued 503,680 shares of the
Company's Common Stock immediately upon execution of this Agreement. Such shares will be registered within a reasonable time on an S-3 under the Securities Act of 1933 and shall contain no restrictions on transfer. Any required consents under federal securities laws shall be secured prior to issuance and registration. Consultant shall also be paid reasonable expenses incurred in performing his duties, which shall be submitted to the Company according to established reimbursement policies.

         5. Trade Secrets. Consultant agrees that he will not, during or after the termination of engagement with the Company, furnish or make accessible to any person, firm, Company or any other entity any trade secrets, technical data, customer list, sales representatives, or know-how including use of patents and patents pending acquired by him during the term of his association with the Company which relates to the past and current business, practices, methods, processes, programs, equipment or other confidential or secret aspects of the business of the Company, or its subsidiaries or affiliates or any portion thereof, without the prior written consent of the Company, unless such information shall have become public knowledge, other than being divulged or made accessible by Consultant.

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         6. Non-disclosure. During the term of his engagement and for two (2)
years after its termination, Consultant will not, directly or indirectly, disclose the names of the Company's customers, prospects or sales representatives or those of its subsidiaries and affiliates or attempt to influence such customers or representatives to cease doing business with the Company or its subsidiaries or affiliates.

         Consultant shall communicate and make known to the Company all knowledge possessed by him which she may legally impart relating to any methods, developments, designs, processes, programs, services, and ideas which concern in any way the business or prospects of the Company and its subsidiaries and affiliates from the time of entering his employment until the termination thereof.

         7. Conflict of Interest. Consultant agrees that during the term of his engagement and any extensions thereof, he will comply with the policy of the Company with respect to the Company entering into, directly or indirectly, any transactions with any business organization or other entity in which he or any member of his family has a direct or indirect ownership interest.

         8. Miscellaneous.

                  8.1 In consideration of the promises contained in this Agreement, Consultant agrees: The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement. The rights granted both parties herein are cumulative and the election of one shall not constitute a waiver of such party's right to assert all other legal remedies available under the circumstances.

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                  8.2 Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, at the address of its principal place of business, and any notice to be given to Consultant shall be addressed to him at his home address last shown on the records of the Company, or such other address as either party may hereafter designate in writing to the other. Any notice shall be deemed duly given when mailed by registered or certified mail, postage prepaid, as provided herein.

                  8.3 The provisions of the Agreement are severable, and if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions or enforceable parts thereof, shall not be affected thereby.

                  8.4 The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assignees of the Company.

                  8.5 This Agreement supersedes all prior agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

                  8.6 In the event that a dispute arises between the Parties, the laws of the State of Florida shall prevail.

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         9. Other.

                  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

                  This Agreement may be executed by fax. Any signature page delivered by a fax machine or facsimile copy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CARE CONCEPTS I, INC.


By:/s/ C. Gary Spaniak, Jr.
President



OAK STREET VENTURES, INC.

By: /s/ Bobby Story
President


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EXHIBIT 11.16
                                LOCKUP AGREEMENT

                                                                   July 14, 2004

Care Concepts I, Inc.
760 McNab Road
Pompano Beach, FL 33060

Gentlemen:

         In consideration of Care Concepts I, Inc., a Delaware corporation (the "Company"), entering into the certain Letter of Agreement, the parties agree to the lock-up and transfer restrictions below to the shares of the Company's common stock issued to the undersigned pursuant to the agreement.

         Until July 13, 2005, the undersigned will not, without the Company's prior written consent, offer, sell, contract to sell, grant any option for the sale of, pledge, hypothecate, transfer or otherwise dispose of, directly or indirectly, any of the shares.

         This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to conflict of law principles.

                                 /s/ Bobby Story
                                 Bobby Story
                                 Oak Street Ventures, Inc,
                                 Its: President



                                  ACKNOWLEDGED:

                                  CARE CONCEPTS I, INC.

                                  /s/ Steve Markley
                                  Steve Markley, Chief Executive Officer